EXHIBIT 10.56
2012 Realogy Executive Incentive Plan
As Amended on December 7, 2012

Purpose
The Realogy Executive Incentive Plan (the "Plan") is designed to reward the Executive Leadership Committee consisting of Realogy's Chief Executive Officer and Realogy's Chief Executive Officer's Direct Reports for their contributions to the financial success of Realogy ("Realogy" or the "Company") and its business units ("Business Units").
Plan Year; Form of Payment
The Plan applies to the period January 1, 2012 through December 31, 2012 (the "Plan Year"). Any incentive payable under the Plan (the "Incentive") will be paid as a combination of cash and shares of Common Stock ("Shares") of Realogy Holdings Corp., the Company's indirect parent company ("Realogy Holdings").
Eligibility
To be eligible to participate in the Plan, the following criteria must be met:

•	Be a full-time employee of Realogy or one of its Business Units in a Executive Leadership Committee position (a Level 1 position); and

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Be hired on or before October 1, 2012. Participants hired on or between January 1, 2012 and October 1, 2012 will be eligible for a pro-rated Incentive as determined by their eligible earnings during the Plan Year.

Participants who are otherwise eligible to receive an incentive award pursuant to a separate Company or Business Unit incentive plan are ineligible for participation in the Plan unless an exception is approved in writing (including email) by the Plan Administrator.
Participants in the Plan must also meet the following criteria to be eligible for an Incentive:

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Be actively employed by Realogy on December 15, 2012 or on an approved Leave of Absence (LOA) that is covered under the Family Medical Leave Act (FMLA), unless otherwise required by law (see Disability/LOA section for more information).

•	Successfully complete all 2012 mandatory training within the specified time periods as determined by Realogy's Chief Executive Officer.
Incentive Payments
Incentive payments, if any, will be determined and paid in December 2012, subject to the holdback and adjustment provisions set forth in the Plan.

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An Incentive, if earned, will be made through a combination of cash and Shares, of Realogy Holdings. Shares will be issued pursuant to the Realogy Holdings Corp. Amended and Restated 2007 Stock Incentive Plan (the "Stock Incentive Plan"). If the Compensation Committee of Realogy Holdings (the "Compensation Committee") shall consist of fewer than two non-management directors at the date of determination of the Incentive Payments payable in December 2012, the Board of Directors of Realogy Holdings shall approve the issuance of Shares under the Plan in order to satisfy the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

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The portion of an Incentive, if any, made through the issuance of Shares will be subject to the terms and conditions of each Plan participant's Restrictive Covenant Agreement (formerly known as the Management Investor Rights Agreement, including but not limited to the lock up provisions set forth therein, it being understood that the Shares issued hereunder will be subject to the existing lock up agreements entered into in connection with the initial public offering of common stock of Realogy Holdings.

EXHIBIT 10.56
2012 Realogy Executive Incentive Plan
As Amended on December 7, 2012

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Incentive payments made in cash will be made using the same method of payment as the bi-weekly paychecks. If a participant receives a paper paycheck, the Incentive payment will be paid as a paper check. If the participant utilizes direct deposit, the Incentive payment will be electronically deposited.

•	Incentive payments, either through cash or Shares, are not subject to deductions for 401(k) contributions or any other voluntary benefit deductions.

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Incentive payments, either though cash or Shares, are not based on the participant's base rate of pay, but solely on actual eligible earnings. Eligible earnings include the pay a participant received during the Plan Year including regular base pay, holiday, vacation, personal, military pay, and sick time.

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Eligible earnings do NOT include overtime, premium pay, incentive pay, merit lump sum payments, special bonus payments, severance pay, short-term disability, workers' compensation, shift differential pay or any other discretionary compensation paid to the employee during the Plan Year. Leaves of absence, disability leave and other breaks in service will affect a participant's incentive payout amount (see Disability/LOA section for more information).

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Incentive payments are subject to federal income tax withholding at a flat rate as prescribed by the Internal Revenue Service. Applicable FICA, state, and local taxes will also be deducted as applicable. Plan participants may elect to pay taxes with respect to the award of Shares either through cash (or check) or by requesting that the Company withhold the number of Shares with a Fair Market Value (as defined in the Stock Incentive Plan) equal to the minimum amount of required withholding under applicable law. Withholding Shares to pay taxes is referred to as "net-settled" through the remainder of this Plan.

Target Incentive Percentage
Each Plan participant has a Target Incentive Percentage which is primarily based on his/her position as specified in their employment agreements. The Target Incentive Percentage refers to a percentage of each Plan participant's base salary that will determine target funding pool assuming the targeted financial performance level is achieved. A participant under the Plan has the ability to receive an Incentive of up to 150% of the participant's Target Incentive Percentage with respect to Plan EBITDA performance, without giving effect to the share multiplier applied to the Shares if Target Plan EBITDA is achieved or exceeded. The total of all Plan participants' target funding is referred to as the Target Incentive Funding Pool. Any increase in the Target Incentive Funding Pool following its adoption that results in such Pool exceeding 110% of the amount initially approved by the Compensation Committee shall require the approval of the Compensation Committee.
Actual Incentive Funding Pool
The Compensation Committee shall establish Plan EBITDA (earnings before interest, taxes, depreciation and amortization) performance levels (in each case excluding legacy, retention, and restructuring costs, as well as any other items considered by the Compensation Committee in its sole discretion but after reflecting incentive accrual under the Plan) for consolidated Realogy results and for each Business Unit and the corresponding payout targets applicable to achievement of such performance objectives. The specific term, Plan EBITDA, and the formula thereof shall be provided by the Compensation Committee and shall not be controlled by calculations used for other financial purposes. The Actual Incentive Funding Pool sums will be set in accordance with the achievement of predefined financial performance levels subject to adjustments described below. The Actual Incentive Funding Pool will be approved by the Compensation Committee based upon the extent to which the actual Realogy Plan EBITDA and Business Unit Plan EBITDA have been achieved.

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In order for any eligible Plan participant, whether working in a Business Unit or Realogy Corporate Services, to be eligible to receive an Incentive payment under the Plan, the 2012 threshold for Realogy Plan EBITDA must have been achieved. The Compensation Committee may utilize the Company's unaudited financial results for the 11 months ended November 30, 2012 and the projected December 2012 financial results to determine Realogy Plan EBITDA for purposes of the Incentive Payments to be paid in December 2012, it being understood that the Company shall holdback 1/12th of a Plan participant's Incentive Payment from the payment made in December 2012. Following the completion of the audited financial statements

EXHIBIT 10.56
2012 Realogy Executive Incentive Plan
As Amended on December 7, 2012

for the year ended December 31, 2012, the Compensation Committee shall determine the Incentive Payments that would be payable for the entire Plan Year 2012 based upon the audited financial results for the full 12 months and pay the balance of the Incentive Payments, if any, due to Plan participants entirely in cash no event later than March 15, 2013.

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The Compensation Committee shall have sole discretion (but not the obligation) to alter Plan EBITDA targets or add additional performance targets to the Plan when, in its sole and exclusive judgment, such adjustments are necessary or prudent to assure the Company avoids any risks or issues related to: (a) current or future compliance with the Company's credit agreement or indentures, (b) changing market conditions including material changes in the housing forecasts provided by the National Association of Realtors (NAR), Fannie Mae, or other recognized industry indices, (c) adequacy of Company liquidity, or (d) other material developments. Further, the Compensation Committee shall have the sole discretion (but not the obligation) to disregard-for Plan EBITDA calculation purposes hereunder-any EBITDA related to equity contributions or cures, unusual or non-recurring revenue or expense and/or unbudgeted savings, or EBITDA associated with mergers or acquisitions that are not in the approved budget. In addition, the Compensation Committee shall have the sole discretion (but not the obligation) to make other adjustments to the Plan it deems appropriate to reflect benefits conferred on the Company and its employees associated with the restructuring of Company debt or equity.

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The Actual Incentive Funding Pool for Plan participants working in a Realogy Corporate Services will be determined based on the consolidated Realogy Plan EBITDA results. The Actual Incentive Funding Pool for Plan participants working in a Business Unit will be determined by both their respective Business Unit Plan EBITDA results (50% weighting) and the consolidated Realogy Plan EBITDA results (50% weighting). The Compensation Committee may utilize the Company's unaudited financial results for the 11 months ended November 30, 2012 to determine the Business Unit Plan EBITDA and consolidated Realogy Plan EBITDA for purposes of making Incentive Payments due in December 2012.

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Incentive funding between the Plan EBITDA performance levels will be based on linear interpolation. Linear interpolation means that increases in Plan EBITDA between performance levels will result in similar incremental increases in incentive funding.

Distribution of the Incentive Funding Pool
Once the Actual Incentive Funding Pool is determined based on Plan EBITDA performance, the Actual Incentive Funding Pool earned will be distributed to the Plan participants as described below:

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One-Hundred percent of the Actual Incentive Funding Pool will be determined based on the Plan EBITDA results according to the formula below, it being understood that for purposes of any Incentive Payments payable in December 2012, 11/12ths of the Actual Incentive Funding Pool shall be distributed, with 1/12th held back and subject to adjustment based upon a determination of Realogy Plan EBITDA and Business Unit Plan EBITDA utilizing the audited Realogy consolidated financial statements for the year ended December 31, 2012. If Realogy Plan EBITDA or Business Unit Plan EBITDA based upon the Company's audited financial results for the year ended December 31, 2012 shall be less than the corresponding Realogy Plan EBITDA or Business Unit Plan EBITDA based upon the Company's unaudited financial results for the 11 months ended November 30, 2012 and the projected December 2012 financial results, no additional Incentive Payment shall be payable with respect to such performance measure(s), but, absent fraud, a participant shall not be required to forfeit in whole or in part any Incentive Payment received in December 2012.

Plan EBITDA payout level achieved x Target Incentive % x Base Salary

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The Plan performance levels and corresponding funding and percentage of Actual Incentive Funding paid through cash and Shares are summarized in the following chart, though any remaining Incentive Payment payable following the conclusion of the audit of the Realogy consolidated financial statements for the year ended December 31, 2012 shall be paid entirely in cash:

EXHIBIT 10.56
2012 Realogy Executive Incentive Plan
As Amended on December 7, 2012

Performance Level	Funding as % of Target	% Incentive Paid in:		Share Multiplier
		Cash	Shares (SH)
Threshold Funding	25%	30%	70%	1.00
Target Funding Level	100%	50%	50%	1.20
125% Funding Level	125%	50%	50%	1.20
Maximum Funding	150%	50%	50%	1.20
Note: Realogy CEO payout will be 100% stock until target funding is achieved

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Subject to the next sentence, the number of Shares to be issued equal to the quotient determined by dividing (1) the dollar amount of a participant's Incentive that is payable in Shares by (2) the Fair Market Value of the Shares on the date of determination of the Incentive Payments, pursuant to the terms of the Stock Incentive Plan. If Target Plan EBITDA is achieved or exceeded, the number of Shares to be issued shall be the number of Shares determined by the formula in the preceding sentence, multiplied by 1.20 (as noted under the Share Multiplier column in the foregoing table).

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Participants will be provided the opportunity to elect to increase the percentage of any Actual Incentive Funding to be provided in Shares, it being understood that Shares shall only be issuable as part of any Incentive Payments made in December 2012. This election will occur prior to date the Actual Incentive Funding has been determined.

Status Changes
New Hires

•	See Eligibility Section.
Job Changes (Promotions, Transfers, Demotions, etc.)

•	Job changes include moves from:

◦	One Business Unit to another Business Unit; or

◦	Realogy Corporate to a Business Unit or vice versa; or

◦	An incentive-eligible position to a non-incentive-eligible position or vice versa; or

◦	An incentive-eligible position to another incentive-eligible position with a higher or lower incentive target

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If a participant is transferred from one entity to another, or is transferred from one incentive-eligible position to another incentive-eligible position with a higher or lower incentive target, the Incentive payment shall be pro-rated based on the eligible earnings and Incentive "earned" while in each incentive-eligible position.

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When moving from one entity to another, the overall Incentive calculation will be determined based on the eligible earnings, incentive target, and the entity's performance in accordance with the time worked in each incentive eligible position.

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If a participant's incentive target changes without a job change, the Incentive payment shall be calculated based on the eligible earnings and Incentive "earned" at each of the respective target rates while in the applicable incentive-eligible position.

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Participants moving from a non-incentive eligible position to an incentive-eligible position or vice versa will receive a pro-rated Incentive based on the participant's eligible earnings while actively employed in the incentive-eligible position.

Disability/Leave of Absence (LOA)

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Subject to the provisions herein, participants on an approved LOA (including short-term disability) during the Plan Year will be eligible for a pro-rated Incentive based on the participant's eligible earnings during the

EXHIBIT 10.56
2012 Realogy Executive Incentive Plan
As Amended on December 7, 2012

time that they were actively employed in the incentive-eligible position. Eligible earnings do not include short-term or state funded disability or workers' compensation income.

◦	Participants on an approved LOA that is covered under the FMLA will be paid at the same time as the regular Incentive payments.

◦	Participants on approved LOAs not covered by the FMLA will not be eligible to receive Incentive payment unless and until they return to work, unless state law otherwise requires payment.

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In the event of Total Disability, as defined under the terms of the Long Term Disability plan, the participant will receive a pro-rated Incentive based on the participant's eligible earnings while actively employed in the incentive-eligible position.

◦	Incentive payments made in the event of Total Disability will be made entirely in cash even for Plan participants that are eligible to receive a portion of the Incentive in Shares.
Terminations

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Participants who resign or are terminated for any reason other than death or disability before the date of the Incentive payment/award will be ineligible for an Incentive payment for the Plan Year, unless otherwise required by law or employment agreement.

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In the case of death, a pro-rated Incentive payment will be paid to the beneficiary designated by the participant under the group term life insurance plan, and in the absence of any such designation, to the participant's estate. Payments will be based on the participant's eligible earnings while actively employed in an incentive-eligible position.

◦	The Incentive payment will be based on the same parameters as those for other participants and will be paid at the same time as the regular Incentive payment.

◦	Incentive payments made in the event of death will be made entirely in cash even for Plan participants that are eligible to receive a portion of the Incentive in Shares.
Plan Administrator
The Compensation Committee has overall responsibility for, and has the maximum discretion permitted under the law over, the administration of the Plan and the interpretation of all of the Plan's terms. The Compensation Committee reserves the right to amend, suspend, or terminate the Plan at any time. This Plan may not be amended, modified or supplemented without the prior approval of the Compensation Committee.
The administrator of the Plan ("Plan Administrator") will be designated by the Compensation Committee.
If the Compensation Committee determines that a participant has violated any of the policies contained in the Realogy Code of Ethics or Key Policies, he/she is no longer eligible to receive an Incentive in accordance with this Plan.
Other Provisions

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The payment of an Incentive is not guaranteed and Realogy reserves the right to terminate, amend, modify and/or restate this Plan (in whole or in part) at any time and without advance notice. Any questions regarding the terms of the Plan or its interpretation should be referred to the Plan Administrator.

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Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participant.

EXHIBIT 10.56
2012 Realogy Executive Incentive Plan
As Amended on December 7, 2012

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The Plan shall not be construed as conferring on a participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by the Company. To the extent that as a participant or any other person acquired a right to receive payments from the Company, such right shall be no greater than the rights of an unsecured general creditor.

The intent of the parties is that payments and benefits under this Plan be exempt from or comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a participant shall not be considered to have terminated employment with the Company for purposes of this Plan unless the participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Plan that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following a participant's separation from service shall instead be paid on the first business day after the date that is six months following the participant's separation from service (or death, if earlier). The Plan may be amended in any respect deemed by the Board or the Compensation Committee to be necessary in order to preserve compliance with, or exemption from, Section 409A of the Code.
Employment Relationship
This Plan shall not be construed to create a contract of employment between the Company and the eligible employee for any specified period of time, nor is it intended to alter an existing Employment Agreement establishing the duration of the employment relationship between the eligible employee and the Company.